As filed with the Securities and Exchange Commission on June 15, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTUITIVE SURGICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0416458
(State of Incorporation)	(I.R.S. Employer Identification No.)

950 Kifer Road

Sunnyvale, California 94086

(Address of Principal Executive Offices including Zip Code)

2000 EQUITY INCENTIVE PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

(Full Title of the Plan)

Lonnie Smith President and Chief Executive Officer Intuitive Surgical, Inc. 950 Kifer Road Sunnyvale, California 94086 (408) 523-2100	Copy to: Alan C. Mendelson, Esq. Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, California 94025 (650) 328-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code for Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Amount of Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value	3,156,218	(2)	$17.78	(3)	$56,117,556	(3)	$7,110

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and the 2000 Non-Employee Directors’ Plan (the “Plans”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s common stock.
(2)	Represents (i) 2,657,781 shares available for future grants under the 2000 Equity Incentive Plan, (ii) 342,616 shares available for future grants under the 2000 Employee Stock Purchase Plan, and (iii) 155,821 shares available for future grants under the 2000 Non-Employee Directors’ Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 3,156,218 shares registered hereunder (based on the average of the high ($17.97) and low ($17.58) prices for the Company’s Common Stock reported by the Nasdaq National Market on June 10, 2004).

Proposed sales to take place as soon after the effective date of the registration statement as options granted under the Plans are exercised.

REGISTRATION OF ADDITIONAL SECURITIES

Intuitive Surgical, Inc. (the “Company”) filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be offered and sold under the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and the 2000 Non-Employee Directors’ Plan (the “Plans”) and the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed August 11, 2000 (File No. 333-43558); (2) Registration Statement on Form S-8 filed July 18, 2001 (File No. 333-65342); and (3) Registration Statement on Form S-8 filed September 20, 2002 (File No. 333-99893). The Registrant is hereby registering an additional 2,657,781 shares issuable under the 2000 Equity Incentive Plan, 342,616 shares issuable under the 2000 Employee Stock Purchase Plan and 155,821 shares issuable under the 2000 Non-Employee Directors’ Plan, none of which have been issued as of the date of this Registration Statement.

Item 8.	Exhibits.

See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 15, 2004.

Intuitive Surgical, Inc.

By:	/s/ Lonnie M. Smith
Lonnie M. Smith
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lonnie M. Smith and Susan K. Barnes, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lonnie M. Smith Lonnie M. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2004

/s/ Susan K. Barnes Susan K. Barnes	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	June 15, 2004

/s/ Robert W. Duggan Robert W. Duggan	Director	June 15, 2004

/s/ Eric H. Halvorson Eric H. Halvorson	Director	June 15, 2004

/s/ Richard J. Kramer Richard J. Kramer	Director	June 15, 2004

/s/ Alan J. Levy Alan J. Levy, Ph.D.	Director	June 15, 2004

/s/ William J. Mercer William J. Mercer	Director	June 15, 2004

/s/ William C. Meyers, William C. Meyers, M.D.	Director	June 15, 2004

/s/ D. Keith Grossman D. Keith Grossman	Director	June 15, 2004

INDEX TO EXHIBITS

Exhibit Number
4.1	Intuitive Surgical, Inc. 2000 Equity Incentive Plan*
4.2	Intuitive Surgical, Inc. 2000 Employee Stock Purchase Plan*
4.3	Intuitive Surgical, Inc. 2000 Non-Employee Directors’ Plan*
4.4	Amendment to the Intuitive Surgical 2000 Non-Employee Directors’ Plan approved June 30, 2003**
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors
24.1	Power of Attorney (included on signature page of this registration statement)

*	Incorporated be reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-33016), originally filed with the Securities and Exchange Commission on March 22, 2000.

**	Incorporated by reference to the Company’s Registration Statement on Form S-4, as amended (File No. 333-104093), originally filed with the Securities and Exchange Commission on March 28, 2003.